 EXHIBIT 99.1

TheStreet.com, Inc. Reports Second Quarter 2010 Results

Revenue from ongoing subscription and advertising businesses up 8% over last year

NEW YORK, August 4, 2010 – TheStreet.com, Inc. (Nasdaq: TSCM; http://www.thestreet.com), a leading digital financial media company, today reported financial results for the second quarter of 2010.

“TheStreet’s revenue from ongoing subscription services and advertising increased 8% in the second quarter of 2010 versus a year ago,” said Daryl Otte, the Company’s Chief Executive Officer.  “Our advertising revenue grew 6% year-over-year.  We were pleased to see ad growth in a quarter in which the financial markets experienced a significant decline and many investors appear to have stepped back.  This growth affirms the value of our vertical publishing model centered on professionally created and curated content, to create a ‘must read’ site for our passionate user base and a ‘must buy’ for our core group of premier advertisers seeking to reach that engaged and prized audience.

“Our subscription services revenue grew by 9% year-over-year, to the highest level in seven quarters.  Subscription bookings increased 1% compared to prior year period, a slower rate of growth than we experienced in the last few quarters.  We believe the lower growth rate this quarter resulted from a slowdown in new account acquisition for our equity based services after the ‘flash crash’ of May 6th, as our churn rate remained virtually unchanged from the prior quarter’s low level.

 “As we’ve described previously, we’ve been active both in building multiple channels of distribution for our content and services and in diversifying our offerings to enhance their usefulness in various market sentiments.  We feel the value of our efforts was demonstrated this past quarter in which we recorded more bookings in a challenging quarter for the financial markets (in which the S&P 500 declined 12%) than we did in the prior year period, when the market was soaring (in which the S&P 500 gained 15%).

“The centerpiece of our portfolio evolution was the launch of our new OptionsProfits service, late in the quarter.  OptionsProfits provides more than 50 actionable trading ideas each week from a dozen well-known industry professionals, bringing professional-grade market insight to retail investors at excellent value and with a fresh, Web 2.0 platform and interface.  We are pleased with the broad support we’ve seen for the service from subscribers, sponsors, distribution partners and other industry participants, and we intend to launch additional products around specific trading styles and investment products going forward,” said Mr. Otte.

The Company reported Adjusted EBITDA(1) for the quarter of $0.9 million, as compared to $1.9 million in the prior year quarter, and $2.6 million in the prior year quarter excluding the impact of the Company’s former Promotions.com subsidiary, which was divested in December 2009.  “Our bottom line reflects the substantial investment we’ve been making in the past couple of quarters to grow and add long-term value to our business.  This investment primarily consists of costs for additional staff (headcount increased by 25 year over year, excluding Promotions.com, 20 of which were added in sales and marketing functions), commissions and marketing expenses, as well as investment in technology and product development.  We also note that Adjusted EBITDA in the prior year period reflected an additional $0.4 million of revenue received as a result of the global research legal settlement that wound down in July 2009 (the year-over-year impact of which will be smaller in the third quarter and disappear thereafter) ,” Mr. Otte said.

The Company ended the quarter with cash and cash equivalents, restricted cash and marketable securities of $82.6 million, an increase of $1.0 million as compared to March 31, 2010.  The increase is primarily due to the Company’s $0.4 million of operating cash flow and receipt of $2.1 million in cash related to the sale of certain non-core assets, offset in part by $0.5 million on capital expenditures and $0.9 million in dividends.

“I’d also like to highlight the continued enhancements we have been making to our board and management team.  Early in the quarter we added Vivek Shah to our Board of Directors, and today we announced the hiring of Thomas Etergino as Chief Financial Officer.  Vivek, the Chief Executive Officer of Ziff Davis, Inc., adds a wealth of financial media and digital media experience to our Board, before his role at Ziff Davis having run Time Inc.’s Fortune/Money group and served as head of Time Inc.’s digital group for news, business and sports.  And Tom, who will start in a few weeks, will add significant strength to our team, having vast experience as a CFO and senior financial executive in both public and private companies focused on paid subscription and digital media businesses.  I’m excited that we have now put in place what we feel is the right strategy and the right team to execute against that strategy,” Mr. Otte concluded.

Financial Highlights of Second Quarter 2010

The Company recorded revenue of $14.7 million in the second quarter of 2010, a decrease of 2% as compared to the second quarter of 2009, which prior period included $1.0 million of revenue from the Company’s former Promotions.com subsidiary; excluding Promotions.com, the Company’s revenue grew 5% in the second quarter of 2010 as compared to the 2009 period.  The Company’s premium services revenue increased 4% as compared to the prior year period, reflecting a 9%, or $0.7 million, increase in subscription services revenue, offset in part by a $0.4 million reduction in revenue from the global research legal settlement.  The Company’s advertising revenue, which excludes the Company’s former Promotions.com subsidiary, increased 6% as compared to the second quarter of 2009.  Including Promotions.com in the prior year period, the Company’s marketing services revenue declined 13% in the second quarter of 2010 as compared to the second quarter of 2009.

Operating expenses in the second quarter of 2010 were $15.2 million, flat when compared to the prior year period.  Operating expenses in the quarter ended June 30, 2010 reflect a gain of $1.3 million related to the sale of certain non-core assets, offset in part by an asset impairment charge of $0.6 million related to a minority investment.  Operating expenses in the prior year period included restructuring and other charges of $0.6 million.  Operating expenses in the prior year period excluding the impact of Promotions.com were $13.5 million.  The Company had a net loss of $0.3 million in the second quarter of 2010, as compared to net income of $0.3 million in the prior year period.  The Company reported basic and diluted net loss per share attributable to common stockholders of $(0.01) and $(0.01), respectively, in the second quarter of 2010, as compared with $0.01 and $0.01, respectively, in the prior year period.  Adjusted EBITDA for the second quarter of 2010 was $0.9 million, as compared to $1.9 million in the prior year quarter, and $2.6 million in the prior year quarter excluding the impact of Promotions.com (the prior year period Adjusted EBITDA figures reflect a reclassification of $0.1 million of certain franchise tax expenses from income tax expense to general and administrative expense, offset in part by a reclassification of $30,000 of certain one-time transaction costs).

TheStreet.com will conduct a conference call Wednesday, August 4, 2010, at 5:00 p.m. EDT to discuss these preliminary results. To participate in the call, dial (866) 730-5767 (domestic) or (857) 350-1591 (international). The passcode for the call is 60148069.

To access the Web cast of the call please visit:

http://www.thestreet.com/investor-relations/index.html?detailInclude=IROL-IRhome

(Due to its length, this URL may need to be copied/pasted into your Internet browser’s address field. Remove the extra space if one exists.)

About TheStreet.com

TheStreet.com is a leading digital financial media company. The Company’s network includes the following properties: TheStreet, RealMoney, Stockpickr, BankingMyWay, MainStreet and Rate-Watch.  For more information and to get stock quotes and business news, visit http://www.thestreet.com.

(1) To supplement the Company’s financial statements presented in accordance with generally accepted accounting principles (“GAAP”), TheStreet.com, Inc. uses non-GAAP measures of certain components of financial performance, including “EBITDA”, “Adjusted EBITDA” and “free cash flow.”  EBITDA is adjusted from results based on GAAP to exclude interest, income taxes, depreciation and amortization.  This non-GAAP measure is provided to enhance investors’ overall understanding of the Company’s current financial performance and its prospects for the future.  Specifically, the Company believes that the non-GAAP EBITDA results are an important indicator of the operational strength of the Company’s business and provide an indication of the Company’s ability to service debt and fund capital expenditures.  EBITDA eliminates the uneven effect of considerable amounts of noncash depreciation of tangible assets and amortization of certain intangible assets that were recognized in business combinations.  Adjusted EBITDA further eliminates the impact of noncash stock compensation and impairment expenses, restructuring charges and other non-standard one-time charges.  A limitation of these measures, however, is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s businesses.  Management evaluates the investments in such tangible and intangible assets through other financial measures, such as capital expenditure budgets and investment spending levels.  “Free cash flow” means net income (loss) plus non-cash expenses less changes in working capital and capital expenditures.  The Company believes that this non-GAAP financial measure is an important indicator of the Company's financial results because it gives investors a view of the Company's ability to generate cash.

The above information with respect to Promotions.com is presented as a non-GAAP measure for illustrative purposes regarding the disposition of the Company’s Promotions.com subsidiary and is not meant to represent a reflection of the operating activities of the Promotions.com subsidiary as if it was on a fully stand-alone basis.  Promotions.com was a legal subsidiary of the Company whose activities were part of the combined results of the Company.  Historically, Promotions.com was not considered an operating segment and management did not measure and maintain certain separate discrete financial information for Promotions.com, including cash flows for its activities.

The above measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.  The non-GAAP measure included in this press release has been reconciled to the nearest GAAP measure.

All statements contained in this press release other than statements of historical facts are deemed forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties, including those described in the Company’s filings with the Securities and Exchange Commission, that could cause actual results to differ materially from those reflected in the forward-looking statements.  All forward-looking statements contained herein are made as of the date of this press release.  Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results or occurrences.  The Company disclaims any obligation to update these forward-looking statements, whether as a result of new information, future developments or otherwise.

Source: TheStreet.com, Inc.

CONTACT: TheStreet.com, Inc.
Gregory Barton
Phone: 212-321-5484
Email: IR@thestreet.com

THESTREET.COM, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2010	2009	2010	2009
Net revenue:
Premium services	$9,825,151	$9,428,936	$19,519,733	$18,936,377
Marketing services	4,838,526	5,563,305	8,644,301	9,556,326
Total net revenue	14,663,677	14,992,241	28,164,034	28,492,703

Operating expense:
Cost of services	6,136,579	7,264,697	12,506,241	15,510,407
Sales and marketing	3,841,663	2,785,929	7,087,220	5,762,836
General and administrative	4,917,894	3,430,233	9,354,169	7,971,911
Depreciation and amortization	1,094,526	1,207,710	2,138,959	2,678,447
Asset impairments	555,000	-	555,000	24,137,069
Restructuring and other charges	-	574,281	-	2,558,810
Gain on disposition of assets	(1,318,607)	-	(1,318,607)	-
Total operating expense	15,227,055	15,262,850	30,322,982	58,619,480
Operating loss	(563,378)	(270,609)	(2,158,948)	(30,126,777)
Net interest income	225,810	359,417	402,405	589,554
Gain on sales of marketable securities	-	260,746	-	260,746
Other income	-	-	20,374	153,677
(Loss) income from continuing operations before income taxes	(337,568)	349,554	(1,736,169)	(29,122,800)
Provision for income taxes	-	-	-	(16,515,077)
(Loss) income from continuing operations	(337,568)	349,554	(1,736,169)	(45,637,877)
Discontinued operations:
Loss from discontinued operations	(2,230)	(9,532)	(21,173)	(8,607)
Net (loss) income	(339,798)	340,022	(1,757,342)	(45,646,484)
Preferred stock cash dividends	96,424	96,424	192,848	192,848
Net (loss) income attributable to common stockholders	$(436,222)	$243,598	$(1,950,190)	$(45,839,332)

Basic net (loss) income per share:
(Loss) income from continuing operations	$(0.01)	$0.01	$(0.05)	$(1.49)
Loss from discontinued operations	(0.00)	(0.00)	(0.00)	(0.00)
Net (loss) income	(0.01)	0.01	(0.05)	(1.49)
Preferred stock dividends	(0.00)	(0.00)	(0.01)	(0.01)
Net (loss) income attributable to common stockholders	$(0.01)	$0.01	$(0.06)	$(1.50)

Diluted net (loss) income per share:
(Loss) income from continuing operations	$(0.01)	$0.01	$(0.05)	$(1.49)
Loss from discontinued operations	(0.00)	(0.00)	(0.00)	(0.00)
Net (loss) income	(0.01)	0.01	(0.05)	(1.49)
Preferred stock dividends	(0.00)	(0.00)	(0.01)	(0.01)
Net (loss) income attributable to common stockholders	$(0.01)	$0.01	$(0.06)	$(1.50)

Weighted average basic shares outstanding	31,560,668	30,620,349	31,528,581	30,558,170
Weighted average diluted shares outstanding	31,560,668	30,620,349	31,528,581	30,558,170

THESTREET.COM, INC.
CONSOLIDATED BALANCE SHEETS

ASSETS	June 30, 2010	December 31, 2009
Current Assets:
Cash and cash equivalents	$18,929,537	$60,542,494
Marketable securities	19,231,644	2,812,400
Accounts receivable, net of allowance for doubtful
accounts of $245,118 at June 30, 2010 and $276,668 at
December 31, 2009	5,178,623	5,963,209
Other receivables	1,921,608	2,774,898
Prepaid expenses and other current assets	2,729,578	1,691,038
Total current assets	47,990,990	73,784,039

Property and equipment, net of accumulated depreciation
and amortization of $12,792,457 at June 30, 2010
and $13,263,460 at December 31, 2009	6,984,126	7,493,020
Marketable securities	42,775,624	17,515,687
Long term investment	-	555,000
Other assets	149,295	167,477
Goodwill	24,057,616	24,286,616
Other intangibles, net	7,400,342	8,210,105
Restricted cash	1,702,079	1,702,079
Total assets	$131,060,072	$133,714,023

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$1,769,798	$2,164,809
Accrued expenses	6,081,906	7,894,136
Deferred revenue	18,480,757	17,306,737
Other current liabilities	65,478	132,682
Liabilities of discontinued operations	223,253	223,165
Total current liabilities	26,621,192	27,721,529
Deferred tax liability	288,000	288,000
Other liabilities	1,932,797	1,230,591
Total liabilities	28,841,989	29,240,120

Stockholders' Equity:
Preferred stock; $0.01 par value; 10,000,000 shares
authorized; 5,500 shares issued and 5,500 shares
outstanding at June 30, 2010 and December 31, 2009;
the aggregate liquidation preference totals $55,000,000 as of
June 30, 2010 and December 31, 2009	55	55
Common stock; $0.01 par value; 100,000,000 shares
authorized; 37,720,405 shares issued and 31,617,197
shares outstanding at June 30, 2010, and 37,246,362
shares issued and 31,164,628 shares outstanding at
December 31, 2009	377,204	372,464
Additional paid-in capital	271,398,678	271,715,956
Accumulated other comprehensive income	212,741	344,372
Treasury stock at cost; 6,103,208 shares at June 30, 2010
and 6,081,734 shares at December 31, 2009	(10,466,261)	(10,411,952)
Accumulated deficit	(159,304,334)	(157,546,992)
Total stockholders' equity	102,218,083	104,473,903

Total liabilities and stockholders' equity	$131,060,072	$133,714,023

THESTREET.COM, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30,
	2010	2009
Cash Flows from Operating Activities:
Net loss	$(1,757,342)	$(45,646,484)
Loss from discontinued operations	21,173	8,607
Loss from continuing operations	(1,736,169)	(45,637,877)
Adjustments to reconcile income from continuing operations
to net cash provided by operating activities:
Stock-based compensation expense	1,218,747	1,585,594
Provision for doubtful accounts	5,403	84,683
Depreciation and amortization	2,138,959	2,678,447
Valuation allowance on deferred taxes	-	16,404,790
Impairment charges	555,000	24,137,069
Restructuring and other charges	-	428,868
Deferred rent	687,826	627,969
Gain on disposal of equipment	(20,600)	-
Gain on disposition of assets	(1,318,607)	-
Changes in operating assets and liabilities:
Accounts receivable	779,183	3,707,244
Other receivables	50,351	99,834
Prepaid expenses and other current assets	(1,073,694)	(563,028)
Other assets	10,118	(3,544)
Accounts payable	(393,619)	1,565,588
Accrued expenses	(1,497,251)	2,290,726
Deferred revenue	1,537,947	1,510,331
Other current liabilities	(67,991)	181,853
Other liabilities	15,167	(29,034)
Net cash provided by continuing operations	890,770	9,069,513
Net cash used in discontinued operations	(21,085)	(2,577)
Net cash provided by operating activities	869,685	9,066,936

Cash Flows from Investing Activities:
Purchase of marketable securities	(92,297,898.00)	(24,137,379)
Sale of marketable securities	50,487,087.00	9,391,912
Capital expenditures	(948,378.00)	(1,346,946)
Sale of Promotions.com	802,939.00	-
Proceeds from the disposition of assets	1,348,902.00	-
Proceeds from the sale of fixed assets	43,300.00	-
Net cash used in investing activities	(40,564,048.00)	(16,092,413)

Cash Flows from Financing Activities:
Cash dividends paid on common stock	(1,671,437)	(1,581,082)
Cash dividends paid on preferred stock	(192,848)	(192,848)
Purchase of treasury stock	(54,309)	(230,287)
Net cash used in financing activities	(1,918,594)	(2,004,217)
Net decrease in cash and cash equivalents	(41,612,957)	(9,029,694)
Cash and cash equivalents, beginning of period	60,542,494	72,441,294
Cash and cash equivalents, end of period	$18,929,537	$63,411,600

Supplemental disclosures of cash flow information:
Cash payments made for interest	$1,668	$4,583
Cash payments made for income taxes	$-	$85,000

THESTREET.COM, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended June 30,		2 Quarter 2009	2 Quarter 2009
	2010	2009	Promotions.com	Pro Forma
Net revenue:
Premium services	$9,825,151	$9,428,936	$-	$9,428,936
Marketing services	4,838,526	5,563,305	995,590	4,567,715
Total net revenue	14,663,677	14,992,241	995,590	13,996,651

Operating expense:
Cost of services	6,136,579	7,264,697	1,076,817	6,187,880
Sales and marketing	3,841,663	2,785,929	248,806	2,537,123
General and administrative	4,917,894	3,430,233	387,474	3,042,759
Depreciation and amortization	1,094,526	1,207,710	-	1,207,710
Asset impairments	555,000	-	-	-
Restructuring and other charges	-	574,281	-	574,281
Gain on disposition of assets	(1,318,607)	-	-	-
Total operating expense	15,227,055	15,262,850	1,713,097	13,549,753
Operating loss	(563,378)	(270,609)	(717,507)	446,898
Net interest income	225,810	359,417	-	359,417
Gain on sales of marketable securities	-	260,746	-	260,746
(Loss) income from continuing operations before income taxes	(337,568)	349,554	(717,507)	1,067,061
Provision for income taxes	-	-	-	-
(Loss) income from continuing operations	(337,568)	349,554	(717,507)	1,067,061
Discontinued operations:
Loss from discontinued operations	(2,230)	(9,532)	-	(9,532)
Net (loss) income	(339,798)	340,022	(717,507)	1,057,529
Preferred stock cash dividends	96,424	96,424	-	96,424
Net (loss) income attributable to common stockholders	$(436,222)	$243,598	$(717,507)	$961,105

Net (loss) income	$(339,798)	$340,022	$(717,507)	$1,057,529
Net interest income	(225,810)	(359,417)	-	(359,417)
Gain on sales of marketable securities	-	(260,746)	-	(260,746)
Provision for Income taxes	-	-	-	-
Depreciation and amortization	1,094,526	1,207,710	-	1,207,710
EBITDA	528,918	927,569	(717,507)	1,645,076
Noncash compensation	627,556	341,981	3,546	338,435
Asset impairments	555,000	-	-	-
Restructuring and other charges	-	574,281	-	574,281
Gain on disposition of assets	(1,318,607)	-	-	-
One-time transaction costs	538,168	30,000	-	30,000
Adjusted EBITDA	$931,035	$1,873,831	$(713,961)	$2,587,792

THESTREET.COM, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Six Months Ended June 30,		Year to Date 2009	Year to Date 2009
	2010	2009	Promotions.com	Pro Forma
Net revenue:
Premium services	$19,519,733	$18,936,377	$99	$18,936,278
Marketing services	8,644,301	9,556,326	1,824,787	7,731,539
Total net revenue	28,164,034	28,492,703	1,824,886	26,667,817

Operating expense:
Cost of services	12,506,241	15,510,407	2,045,309	13,465,098
Sales and marketing	7,087,220	5,762,836	488,439	5,274,397
General and administrative	9,354,169	7,971,911	1,064,677	6,907,234
Depreciation and amortization	2,138,959	2,678,447	-	2,678,447
Asset impairments	555,000	24,137,069	-	24,137,069
Restructuring and other charges	-	2,558,810	-	2,558,810
Gain on disposition of assets	(1,318,607)	-	-	-
Total operating expense	30,322,982	58,619,480	3,598,425	55,021,055
Operating loss	(2,158,948)	(30,126,777)	(1,773,539)	(28,353,238)
Net interest income	402,405	589,554	-	589,554
Gain on sales of marketable securities	-	260,746	-	260,746
Other income	20,374	153,677	-	153,677
(Loss) income from continuing operations before income taxes	(1,736,169)	(29,122,800)	(1,773,539)	(27,349,261)
Provision for income taxes	-	(16,515,077)	-	(16,515,077)
(Loss) income from continuing operations	(1,736,169)	(45,637,877)	(1,773,539)	(43,864,338)
Discontinued operations:
Loss from discontinued operations	(21,173)	(8,607)	-	(8,607)
Net (loss) income	(1,757,342)	(45,646,484)	(1,773,539)	(43,872,945)
Preferred stock cash dividends	192,848	192,848	-	192,848
Net (loss) income attributable to common stockholders	$(1,950,190)	$(45,839,332)	$(1,773,539)	$(44,065,793)

Net (loss) income	$(1,757,342)	$(45,646,484)	$(1,773,539)	$(43,872,945)
Net interest income	(402,405)	(589,554)	-	(589,554)
Gain on sales of marketable securities	-	(260,746)	-	(260,746)
Provision for Income taxes	-	16,404,790	-	16,404,790
Depreciation and amortization	2,138,959	2,678,447	-	2,678,447
EBITDA	(20,788)	(27,413,547)	(1,773,539)	(25,640,008)
Noncash compensation	1,218,747	1,585,594	8,532	1,577,062
Asset impairments	555,000	24,137,069	-	24,137,069
Restructuring and other charges	-	2,558,810	-	2,558,810
Gain on disposition of assets	(1,318,607)	-	-	-
Other income	(20,374)	(153,677)	-	(153,677)
One-time transaction costs	1,083,078	30,000	-	30,000
Adjusted EBITDA	$1,497,056	$744,249	$(1,765,007)	$2,509,256